UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2004

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 584-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On July 7, 2004, Cardinal Bank, N.A. (the “Bank”), a wholly owned subsidiary of Cardinal Financial Corporation (the “Company”), acquired all of the issued and outstanding membership interests of George Mason Mortgage, LLC (“GMM”) pursuant to a Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank (the “Merger”). United Bank (“United”) is a wholly owned subsidiary of United Bankshares, Inc.

The purchase price that the Bank paid to United Bank was $17.0 million in cash and the assets and liabilities of GMM have been recorded on the Company's books at their estimated fair market values as of July 7, 2004, the date the merger was completed.  The purchase price was determined by arms-length negotiations between the parties.  GMM is operating as a subsidiary of the Bank.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

The following financial statements of GMM are included in this report:

Consolidated Statements of Condition at December 31, 2003 and 2002 (unaudited)
Consolidated Statements of Operations for the years ended December 31, 2003 and 2002 (unaudited)
Consolidated Statements of Condition at June 30, 2004 and December 31, 2003 (unaudited)
Consolidated Statements of Operations for the six months ended June 30, 2004 and 2003 (unaudited)

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF CONDITION
At December 31, 2003 and 2002
(Dollars in thousands, except share data)
(Unaudited)

	December 31, 2003	December 31, 2002
Assets

Cash	$5,814	$3,258
Loans held for sale, net	268,584	586,862

Loans receivable, net of fees	52,808	64,525
Allowance for loan losses	(123)	(123)

Loans receivable, net	52,685	64,279

Premises and equipment, net	2,252	1,604
Accrued interest and other assets	5,109	8,708
Total assets	$334,444	$664,834
Liabilities and Shareholders’ Equity
Warehouse Financing	$248,511	$536,129
Accrued interest and other liabilities	52,346	101,441
Total liabilities	300,857	637,570

Common stock, $1 par value, 10,000 shares authorized; 9,000 shares issued and outstanding	9	9
Additional paid-in capital	891	891
Retained Earnings	32,687	26,364
Total shareholders’ equity	33,587	27,264
Total liabilities and shareholders’ equity	$334,444	$664,834

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2003 and 2002
(In thousands)
(Unaudited)

	2003	2002
Interest income:
Loans held for sale	$22,138	$13,695
Loans receivable	2,845	2,296
Other	5	3

Total interest income	24,988	15,994

Interest expense:
Warehouse financing	8,646	3,382

Total interest expense	8,646	3,382

Net interest income	16,342	12,612

Non-interest income:
Net gain on sales of loans	49,465	34,504
Other	1,914	1,298

Total non-interest income	51,379	35,802

Non-interest expense:
Salary and benefits	39,289	28,116
Occupancy	1,652	1,201
Other operating expenses	6,348	4,195

Total non-interest expense	47,289	33,512

Net income before income taxes	20,432	14,902

Provision for income taxes	5,744	4,189

Net income	$14,688	$10,713

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF CONDITION
At June 30, 2004 and December 31, 2003
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2004	December 31, 2003
Assets

Cash	$5,479	$5,814
Loans held for sale, net	301,450	268,584

Loans receivable, net of fees	54,590	52,808
Allowance for loan losses	(123)	(123)

Loans receivable, net	54,467	52,685

Premises and equipment, net	2,289	2,252
Accrued interest and other assets	7,783	5,109
Total assets	$371,468	$334,444
Liabilities and Shareholders’ Equity
Warehouse financing	$271,754	$248,511
Accrued interest and other liabilities	91,229	52,346
Total liabilities	362,983	300,857

Common stock, $1 par value, 10,000 shares authorized; 9,000 shares issued and outstanding	9	9
Additional paid-in capital	891	891
Retained earnings	7,585	32,687
Total shareholders’ equity	8,485	33,587
Total liabilities and shareholders’ equity	$371,468	$334,444

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2004 and 2003
(In thousands)
(Unaudited)

	2004	2003
Interest income:
Loans held for sale	$7,031	$12,588
Construction loans	1,116	1,527
Other	2	2

Total interest income	8,149	14,117

Interest expense:
Warehouse financing	1,543	5,096

Total interest expense	1,543	5,096

Net interest income	6,606	9,021

Non-interest income:
Net gains on sales of loans	13,936	24,813
Other	575	1,130

Total non-interest income	14,511	25,943

Non-interest expense:
Salary and benefits	13,868	19,687
Occupancy	901	778
Other operating expenses	2,661	3,264

Total non-interest expense	17,430	23,729

Net income before income taxes	3,687	11,235

Provision for income taxes	1,034	3,165

Net income	$2,653	$8,070

(b)                                 Pro forma financial information.

The following unaudited pro forma combined condensed financial statements and notes thereto have been prepared on a consolidated basis based upon the historical financial statements of the Company and GMM and present how the combined entity may have appeared had the businesses actually been combined at the beginning of the periods presented.  The pro forma combined information gives effect to the Merger, accounted for as a purchase, and is based on the payment of $17.0 million in cash in the Merger.  Accordingly, the assets and liabilities of GMM have been recorded on the Company’s books at their estimated fair market values as of July 7, 2004, the date the Merger was completed.  The amount by which the sum of the cash paid by the Company in the Merger exceeds the net fair value of GMM’s assets and liabilities has been allocated to goodwill.

The pro forma combined condensed statement of condition combines the balance sheet of the Company and GMM as of June 30, 2004.  The pro forma combined condensed statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 combine the results of operations of the Company and GMM for the respective periods.  The pro forma combined condensed statement of condition and combined condensed statement of operations for the six months ended June 30, 2004 are based on unaudited financial statements, and the pro forma combined condensed statement of operations for the year ended December 31, 2003 is based on the unaudited financial statements of GMM and the audited financial statements of the Company.

The pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and the related notes of the Company, which have been filed with the Commission, and of GMM, which are included in Item 9.01(a) above.  There are no adjustments necessary to the historical results of operations as a result of these transactions.  The pro forma combined financial position and results of operations are not necessarily indicative of the results that would actually have been attained if the Merger had occurred in the past or that may be attained in the future.

The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented.

CARDINAL AND GEORGE MASON MORTGAGE
PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
At June 30, 2004
(In thousands)
(Unaudited)

	Cardinal	George Mason	Pro Forma Adjustments		Combined
	(Dollars in thousands, except per share data)
Assets
Cash and due from banks	$12,023	$5,479	$(8,640	)(A)	$8,862
Federal funds sold	53,379	—	(17,000	)(B)	36,379
Investment securities	331,635	—	—		331,635
Other investments	5,415	—	—		5,415
Loans held for sale, net	797	301,450	3,297	(C)	305,544
Loans receivable, net	388,272	54,467	—		442,739
Premises and equipment, net	10,805	2,289	—		13,094
Deferred tax asset	4,321	—	—		4,321
Goodwill	22	—	13,858	(C)	13,880
Accrued interest and other assets	3,353	7,783	—		11,136

Total assets	$810,022	$371,468	$(8,485)		$1,173,005

Liabilities & Shareholders’ Equity
Deposits	$597,554	$—	$—		$597,554
Other borrowed funds	120,751	271,754	—		392,505
Accrued interest and other liabilities	975	91,229	—		92,204

Total liabilities	719,280	362,983	—		1,082,263

Shareholders’ equity:
Common stock	18,433	9	(9	)(C)	18,433
Additional paid in capital	92,762	891	(891	)(C)	92,762
Retained earnings	(17,261)	7,585	(7,585	)(C)	(17,261)
Accumulated other comprehensive loss	(3,192)	—	—		(3,192)

Total shareholders’ equity	90,742	8,485	(8,485	)(C)	90,742

Total liabilities and shareholders’ equity	$810,022	$371,468	$(8,485)		$1,173,005

CARDINAL AND GEORGE MASON MORTGAGE
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(In thousands, except per share data)
(Unaudited)

	Cardinal	George Mason	Pro Forma Adjustments		Combined
	(Dollars in thousands, except per share data)
Interest income:
Loans receivable	$9,599	$1,116	$—		$10,715
Loans held for sale	—	7,031	—		7,031
Federal funds sold	47	2	(47	)(D)	2
Investment securities	5,652	—	—		5,652
Other investments	84	—	—		84

Total interest income	15,382	8,149	(47)		23,484

Interest expense:
Deposits	4,780	—	—		4,780
Warehouse financing	—	1,543	—		1,543
Other borrowed funds	771	—	—		771

Total interest expense	5,551	1,543	—		7,094

Net interest income	9,831	6,606	(47)		16,390
Provision for loan losses	388	—	—		388

Net interest income after provision for loan losses	9,443	6,606	(47)		16,002

Non-interest income:
Service charges, commissions and fees	787	575	—		1,362
Investment fee income	336	—	—		336
Net gain on sales of loans	62	13,936	—		13,998
Net realized gain on investment securities available-for-sale	241	—	—		241
Net gain on sales of assets	—	—	—		—
Other income	16	—	—		16

Total non-interest income	1,442	14,511	—		15,953

Non-interest expense:
Salary and benefits	4,064	13,868	—		17,932
Occupancy	961	901	—		1,862
Professional fees	344	—	—		344
Depreciation	632	510	—		1,142
Other operating expenses	2,853	2,151	—		5,004

Total non-interest expense	8,854	17,430	—		26,284

Net income before income taxes	2,031	3,687	(47)		5,671
Provision for income taxes	678	1,034	204	(D)	1,916

Net income	$1,353	$2,653	$(251)		$3,755

Earnings per common share:
Basic	$0.08			(F)	$0.21
Diluted	$0.07			(F)	$0.20
Weighted average shares outstanding:
Basic	17,931				17,931
Diluted	18,327				18,327

CARDINAL AND GEORGE MASON MORTGAGE
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(In thousands, except per share data)
(Unaudited)

	Cardinal	George Mason	Pro Forma Adjustments		Combined
	(Dollars in thousands, except per share data)
Interest income:
Loans receivable	$16,851	$2,845	$—		$19,696
Loans held for sale	—	22,138	—		22,138
Federal funds sold	107	5	(107	)(E)	5
Investment securities	7,509	—	—		7,509
Other investments	135	—	—		135

Total interest income	24,602	24,988	(107)		49,483

Interest expense:
Deposits	8,656	—	—		8,656
Warehouse financing	—	8,646	—		8,646
Other borrowed funds	773	—	—		773

Total interest expense	9,429	8,646	—		18,075

Net interest income	15,173	16,342	(107)		31,408
Provision for loan losses	1,001	—	—		1,001

Net interest income after provision for loan losses	14,172	16,342	(107)		30,407

Non-interest income:
Service charges	1,013	1,914	—		2,927
Investment fee income	785	—	—		785
Net gain on sales of loans	282	49,465	—		49,747
Net realized gain on investment securities available-for-sale	1,364	—	—		1,364
Net gain on sales of assets	—	—	—		—
Other income	385	—	—		385

Total non-interest income	3,829	51,379	—		55,208

Non-interest expense:
Salary and benefits	6,726	39,289	—		46,105
Occupancy	1,559	1,652	—		3,211
Professional fees	1,113	—	—		1,113
Depreciation	1,030	—	—		1,030
Other operating expenses	4,927	6,348	—		11,275

Total non-interest expense	15,355	47,289	—		62,644

Net income before income taxes	2,646	20,434	(107)		22,973
Provision for income taxes	(3,508)	5,745	1,166	(E)	3,403

Net income	6,154	14,688	(1,273)		19,569

Dividend to preferred shareholders	495	—	—		495

Net income to common shareholders	$5,659	$14,688	$(1,273)		$19,074

Earnings per common share:
Basic	$0.55			(F)	$1.87
Diluted	$0.54			(F)	$1.83
Weighted average shares outstanding:

Notes to Pro Forma Combined Condensed Financial Information (Unaudited)

The merger will be accounted for by the Company using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS” No. 141).  Under this method, the aggregate cost of the Merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values as of the closing date.  For purposes of pro forma presentation, estimates of the fair values of GMM’s assets and liabilities as of June 30, 2004 have been combined with the book values of the Company’s assets and liabilities as of June 30, 2004.

(A)                              As part of the transaction, the Company expects to incur, on a pre-tax basis, $82,000 in transaction costs, primarily for professional expenses, including financial advisory, legal and accounting fees.  Additionally, it is estimated that GMM will incur, on a pre-tax basis, $73,000 in transaction costs, including legal, and accounting fees.  These charges are included in the pro forma combined condensed statements of condition, but are not considered in the pro forma combined condensed statements of operations.

(B)                                As stated in the Merger agreement, the Company paid $17,000,000 in cash to United.

(C)                                The purchase price is allocated to identifiable tangible and intangible assets at their fair values.  Any portion of the purchase price that cannot be assigned to specifically identifiable tangible and intangible assets acquired less liabilities assumed is considered goodwill.

The following table provides a reconciliation of the excess cost of the Merger to the Company over the fair value of net assets acquired from GMM (in thousands):

Cash paid by the Company	$17,000
Fair value adjustments, net	(3,297)
Company transaction costs	82
GMM transaction costs	73
Goodwill	$13,858

The fair value adjustments as of June 30, 2004 were calculated for loans held for sale and loans receivable, net.  Loans held for sale were increased by approximately $3.3 million.  Loans receivable, net were not adjusted as they were determined to be at fair value as all loans held in that portfolio are current with regards to payments of principal and interest and have variable interest rates.

No adjustments were recorded for GMM’s warehouse financing, as they were determined to be at fair value as all borrowed funds are short term and have variable interest rates tied to the Federal Reserve’s discount rate.  Warehouse financing was provided by United and is expected to be provided by the Bank after the Merger.  All other assets and liabilities of GMM are current assets and liabilities and were determined to be recorded at their fair values.

The fair values ultimately recorded by the Company may be materially different from the values indicated due to refinements to the underlying assumptions made by the Company.

The net equity of GMM was liquidated in the form of a dividend to United prior to the completion of the acquisition.

(D)                               The purchase accounting adjustments have the following impact on the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2004:

Interest income on federal funds sold in the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2004 is decreased by $47,000, reflecting the decrease in federal funds sold due to the pay out of $17,000,000 in cash to United.

Provision for income taxes in the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2004, is increased by $204,000 to increase the historical income tax expense due to pro forma net income and increase GMM’s effective tax rate from United’s effective tax rate of 28% to the Company’s effective tax rate of 34%.

(E)                                 The purchase accounting adjustments have the following impact on the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003:

Interest income on federal funds sold in the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2003 is decreased by $107,000, reflecting the decrease in federal funds sold due to the pay out of $17,000,000 in cash to United.

Provision for income taxes in the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003, is increased by $1.2 million to increase the historical income tax expense due to pro forma net income and increase GMM’s effective tax rate from 28% to 34%.  The Company’s assumed effective tax rate is 34%.

(F)                                 Basic and diluted earnings per share in the pro forma combined condensed statements of operations were computed by dividing pro forma net income by the total average shares outstanding of the Company’s common stock for the period.

(c)                                  Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank.*

2.2	Amendment to Membership Interest Purchase Agreement dated as of July 7, 2004 by and between Cardinal Bank, N.A. and United Bank.*

99.1	Press release dated July 8, 2004.*

*  Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: September 20, 2004	By:	/s/ Carl E. Dodson
Carl E. Dodson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank.*

2.2	Amendment to Membership Interest Purchase Agreement dated as of July 7, 2004 by and between Cardinal Bank, N.A. and United Bank.*

99.1	Press release dated July 8, 2004.*

*  Previously filed.